UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers.

On January 22, 2016, The Phoenix Companies, Inc. (the “Company”) announced that Bonnie J. Malley, Executive Vice President and Chief Financial Officer, intends to leave the Company upon the completion of the previously announced merger transaction between the Company and Nassau Reinsurance Group Holdings, L.P (“Nassau”) to take a position with the City of Hartford, subject to approval by the City Council. Upon completion of the merger, the Company plans to appoint Ernest McNeill Jr. as Chief Financial Officer. Mr. McNeill is currently the Company’s Senior Vice President and Chief Accounting Officer. Ms. Malley will continue to perform her duties and fulfill her responsibilities as Executive Vice President and Chief Financial Officer of the Company through closing.

Ms. Malley’s rights to payments and benefits in connection with the end of her employment at the Company upon the closing of the merger are set forth in the proxy statement filed with the Securities and Exchange Commission on November 18, 2015.

Item 8.01 Other Events

On January 22, 2016, the Company issued a news release announcing the potential departure of Ms. Bonnie J. Malley from the Company and the intention to appoint Mr. Ernest McNeill Jr. as her successor, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	News Release of The Phoenix Companies, Inc., dated January 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: January 22, 2016	By:	/s/ Jody A. Beresin
Name: Jody A. Beresin
Title: Executive Vice President and Chief Administrative Officer